Exhibit 99.2

AmpliTech Group, Inc. Reports Record Strong Q3 2025 Results

Substantially Exceeds Analyst Estimates, Achieves 115% Revenue Growth

HAUPPAUGE, NY, November 14, 2025 - AmpliTech Group, Inc. (NASDAQ: AMPG), a leading designer, developer, and manufacturer of state-of-the-art signal processing components, low-noise amplifiers (LNAs), and advanced 5G/6G ORAN systems, today announced financial results for the third quarter ended September 30, 2025, marking another milestone toward profitability and continued operational momentum.

Q3 2025 Financial Highlights

●	Quarterly revenue of $6.09 million, a 115% increase compared to $2.83 million in Q3 2024.
●	Gross profit more than doubled to $2.96 million, representing a 48.6% gross margin, up from 47.5% in the prior-year period, up about 40% from Q2 2025 gross margins.
●	Net loss significantly narrowed to $188,000 or $0.01 per share, compared to a net loss of $1.19 million or $0.12 per share in Q3 2024.
●	Cash, cash equivalents and accounts receivables totaled $11.9 million with $0 Long Term debt and working capital of $14.0 million as of September 30, 2025.

Nine-Month Highlights (Year-to-Date 2025)

●	Overall 9 month company’s record revenues surged 171% year-to-date to $20.7 million, compared to $7.7 million in the same period last year.
●	Net loss reduced by nearly 50%, improving from $7.4 million in 2024 to $3.8 million in 2025.
●	Growth driven by the successful integration of AmpliTech’s 5G ORAN technology and strong momentum in low-noise amplifiers (LNA), low-noise blocks (LNB), and 5G infrastructure systems.
●	Continued investment in R&D (up 60%), supporting new product development in MIMO 64T64R ORAN radios, private 5G network systems, and cryogenic amplifier platforms for quantum applications.

Operational Highlights

●	Integration of ORAN IP portfolio positions AmpliTech as a U.S.-based vertically integrated supplier for next-generation open-RAN 5G radios and private network deployments.
●	Rights Offering Announced: Above-market, shareholder-friendly Rights Offering priced at $4.00 per unit, providing growth capital for scaling ORAN product lines and expanding domestic production.

Outlook and Forward Guidance

●	Company increases revenue guidance to at least $25 Million for FY 2025, representing a 160% year over year increase over FY 2024.
●	Anticipates double digit gross margins in Q4 2025 and FY 2026, as production costs normalize, one-time costs are reduced and higher-margin follow-on business ramps.
●	Projects positive cash flow from operations and projected profitability to be achieved in FY2026, assuming continuation of current order pace and margin recovery.
●	The company expects to receive follow-on orders from both publicly announced LOI’s imminently.
●	Assuming continuation of current order pace and based on forecast information received by the company, FY2026 revenue will be at least $50M effectively doubling that of projected record FY2025 of at least $25M.

Management Commentary

Fawad Maqbool, CEO of AmpliTech Group, stated:

“Q3 marked a pivotal inflection point for AmpliTech as we ensured we will finish our FY 2025 with company record revenues and delivered triple-digit revenue growth. Our strategy to integrate high-margin 5G and satellite technologies continues to yield strong results, positioning us as a leading U.S.-based ORAN and Private 5G solutions provider.”

Louisa Sanfratello, CFO, added:

“We’re extremely pleased to deliver a quarter of both revenue growth and near profitability. With over $8 million in cash, zero debt, and improving margins, AmpliTech is financially strong and positioned for sustainable growth into 2026.”

About AmpliTech Group

AmpliTech Group, Inc. (NASDAQ: AMPG, AMPGW) designs, develops, and manufactures advanced RF and microwave signal-processing components and systems for satellite, 5G/6G telecom, quantum computing, defense, and space applications. Its five divisions, AmpliTech Inc., Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group 5G Divisions work symbiotically and serve customers worldwide. Through continuous innovation and U.S.-based manufacturing, AmpliTech is enabling the next generation of connectivity and communication systems.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, that the Company will achieve anticipated revenues, gross margins, profitability, and reduction of production costs. The words “may” “would” “will” “expect” “estimate” “anticipate” “believe” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC, which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising these forward-looking statements, except as required by applicable law.

Contacts:

Corporate Social Media	Company Contact:

X: @AmpliTechAMPG	Jorge Flores
Instagram: @AmpliTechAMPG	Tel: 631-521-7831
Facebook: AmpliTechInc	Investors@amplitechgroup.com
Linked In: AmpliTech Group Inc

Investor Social Media Twitter: @AMPG_IR
StockTwits: @AMPG_IR

Investor Relations Contact:

Kirin Smith
PCG Advisory, Inc.
ksmith@pcgadvisory.com